EX.99.906CERT
Certification Pursuant to Section 906 of the Sarbanes-Oxley Act
     Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of the Direxion Funds, does hereby certify, to such officer’s knowledge, that the report on Form N-CSR of the Direxion for the year ended April 30, 2008 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Direxion Funds for the stated period.

/s/ Daniel D. O’Neill	/s/ Todd Kellerman

Daniel D. O’Neill	Todd Kellerman
President, Direxion Funds	Chief Financial Officer, Direxion Funds

Dated: June 30, 2008
This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by Direxion Funds for purposes of Section 18 of the Securities Exchange Act of 1934.